UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 6, 2025

WOLFSPEED, INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Executive Vice President

On July 7, 2025, Wolfspeed, Inc. (the “Company”) announced the appointment of Gregor van Issum to serve as the Company’s Chief Financial Officer (“CFO”) and Executive Vice President (“EVP”). Mr. van Issum’s appointment was approved as of July 6, 2025 with his employment with the Company as CFO and EVP to become effective as of September 1, 2025 (such date, the “Commencement Date”).

Mr. van Issum will succeed Kevin Speirits, who has been serving in an interim role as the Company’s Chief Financial Officer since May 2025. Mr. Speirits will resume his previous position as Senior Vice President, Finance of the Company, beginning on the Commencement Date and will support Mr. van Issum during a transition period.

Mr. van Issum, age 46, has served as EVP, Group Controller and Chief Transformation and Performance Officer at ams-OSRAM AG (SIX: AMS), a light and sensor developer and producer and semiconductor manufacturer, and a member of the company’s Executive Committee, since June 2020. He also served as Senior Vice President and Head of F&A at ams-OSRAM AG from March 2018 to June 2020. Mr. van Issum previously held various roles at NXP Semiconductors GmbH (Nasdaq: NXPI) from 2007 to 2018. He began his career at Royal Philips in 2002. Mr. van Issum holds a masters degree in Information Economics from Tilburg University in Tilburg, the Netherlands, and a degree in Executive Master of Finance and Control at the University of Maastricht in Maastricht, the Netherlands.

In his position as CFO and EVP, Mr. van Issum will report to the Company’s Chief Executive Officer.

There was no arrangement or understanding between Mr. van Issum and any other person(s) pursuant to which he was selected to serve as CFO and EVP of the Company, and Mr. van Issum does not have any family relationships with any of the Company’s executive officers or directors. Mr. van Issum is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Description of Compensation and Employment Terms with CFO and EVP

Base Salary, Cash Incentive Compensation, and Other Benefits

In connection with his appointment, Wolfspeed Europe GmbH, a subsidiary of the Company, and Mr. van Issum entered into an employment agreement (the “Employment Agreement”) providing for an annual base salary of $500,000. Mr. van Issum will be eligible to receive an annual performance bonus, with a target achievement of 75% of Mr. van Issum’s then-current base salary. Payment of any such annual performance bonus will be based on the achievement of performance goals to be established by the Board or the Compensation Committee of the Board and pro-rated for any partial year of service.

Mr. van Issum will receive a cash sign-on bonus of $450,000 (the “Sign-on Bonus”), to be paid with the first regularly scheduled payroll following the Commencement Date. The Sign-On Bonus will be forfeited if Mr. van Issum voluntarily resigns (not caused by the Company’s fault) or if the Company issues an ordinary or extraordinary termination for reasons of Mr. van Issum’s conduct within 12 months of the Commencement Date. In such event, Mr. van Issum will be responsible to reimburse the Company for all of the expenses that the Company paid in relation to the Sign-On Bonus.

The Company will reimburse Mr. van Issum up to $150,000 for expenses incurred in connection with his relocation to the Durham, North Carolina area, grossed up for income and withholding taxes based on the marginal tax rate applicable to compensation disbursed at the time of payment.

Mr. van Issum is also entitled to participate in certain benefit plans of the Company and to paid time-off and such other benefits in accordance with the Company’s policy for similarly situated senior management, as well as to be reimbursed for all reasonable business expenses incurred in connection with his services to the Company.

In connection with his appointment, Mr. van Issum will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated October 25, 2010, as filed with the Securities and Exchange Commission (the "SEC") on October 29, 2010, and is incorporated herein by reference. As a condition of employment, Mr. van Issum must also enter into and abide by the terms of the Company’s standard form of employee agreement regarding confidential information and intellectual property.

Long-Term Incentive

As an inducement for Mr. van Issum to commence employment with the Company, the Company has agreed to grant to Mr. van Issum as soon as administratively practicable on or after the Commencement Date an award of restricted stock units (“RSUs”) equal to $3,000,000, with one-fourth of the RSUs vesting on each of the first four anniversaries of the first day of the month following the Commencement Date.

In addition, the Company has agreed to grant the following annual equity awards to Mr. van Issum beginning as soon as administratively practicable on or after the Commencement Date:

(i)	an award of RSUs equal to $800,000, with one-fourth of the RSUs vesting on each of the first four anniversaries of September 1, 2025; and

(ii)

an award of performance stock units (“PSUs”) equal to $1,200,000. Each PSU will constitute the right to be issued up to two shares of the Company’s common stock upon vesting. The initial PSUs will vest on September 1, 2028 with the number of shares to be issued per PSU based on achievement of total stockholder return relative to a peer group.

Termination

The Employment Agreement sets forth the obligations of the Company and Mr. van Issum in connection with a termination of Mr. van Issum’s employment. The Employment Agreement may be terminated by either party without cause provided that the terminating party has given written notice at least three months prior to the end of a calendar month, unless applicable law calls for a longer period. Each party may terminate the employment without notice for cause.

Mr. van Issum will be eligible to participate in the Wolfspeed Severance Plan - Senior Leadership Team (the “SLT Plan”). The terms of the SLT Plan are described in the Company’s Definitive Proxy Statement filed with the SEC on October 17, 2024 under the heading “Executive Compensation—Potential Payments upon Termination or Change in Control,” which description is incorporated herein by reference.

The foregoing description of the Employment Agreement is not meant to be complete and is qualified in its entirety by reference to the Employment Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 7, 2025, the Company issued a press release announcing the appointment of Mr. van Issum as described in Item 5.02 above. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including the accompanying Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section. Furthermore, the information in this Item 7.01 shall not be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated July 6, 2025, between Wolfspeed Europe GmbH and Gregor van Issum

99.1	Press release dated July 7, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

By:	/s/ Melissa Garrett
Melissa Garrett
Senior Vice President and General Counsel

Date: July 7, 2025